EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement, on Amendment No. 1 to Form SB-2, of our report dated February 1, 2001, on our audit of the consolidated financial statements of Exten Industries, Inc. and Subsidiary for the year ended November 30, 2000. We also consent to the reference to our firm under the caption "Experts."

HUTCHINSON AND BLOODGOOD LLP


San Diego, CA
March 21, 2002


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